UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 1, 2015

REALPAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4000 International Parkway
Carrollton, Texas 75007
(Address of principal executive offices, including zip code)
(972) 820-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
Director Compensation
On April 1, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of RealPage, Inc. (the “Company”) amended and restated our Independent Director Compensation Plan then in effect (as amended and restated, the “Restated Director Compensation Plan”) in order to (i) increase the value of the annual restricted stock awards to independent directors (as defined below) from $120,000 to $140,000, (ii) adjust the vesting of the annual restricted stock awards to occur 25% per quarter over four calendar quarters, (iii) provide that the prorated award of restricted stock that is granted to an independent director upon his or her initial election or appointment as an independent director on any date other than April 1st shall be granted as of the date of such election or appointment, rather than as of the following April 1st, and that the prorated number of shares of restricted stock granted shall be determined based on the number of complete months remaining between the date of election or appointment and the next April 1st, (iv) increase the quarterly cash retainer from $7,500 per quarter to $10,000 per quarter, and (v) provide for an additional cash retainer payable to the Lead Independent Director in the amount of $3,750 per quarter, payable in advance. The Restated Director Compensation Plan provides for compensation to “independent directors” as follows:

◦	Cash compensation:

▪	Retainer of $10,000 per quarter, payable in advance.

▪	$3,750 per quarter for the Lead Independent Director, payable in advance.

▪	$4,500 per quarter for the Chairman of the Audit Committee and $3,000 per quarter for members of the Audit Committee (excluding the Chairman), payable in advance.

▪	$3,000 per quarter for the Chairman of the other committees of the Board and $1,500 per quarter for the members of the other committees of the Board (excluding the Chairman), payable in advance.

◦
Annual issuances of $140,000 in restricted stock grants, effective April 1st of each year, with quarterly vesting as follows: 25% vesting on the first day of each calendar quarter beginning on the first day of the calendar quarter immediately following the date of grant for four (4) consecutive calendar quarters, subject to continuous service as a Director through each such vesting date. Valuations shall be determined using the Fair Market Value (as defined in the RealPage, Inc. 2010 Equity Incentive Plan (amended and restated June 4, 2014), as amended) of a share on the grant date.

◦
If the initial election or appointment of an independent director occurs on any date other than April 1st, such independent director will automatically be granted a prorated portion of the Annual Award on the date of such election or appointment, with quarterly vesting as follows: 25% vesting on the first day of each calendar quarter beginning on the first day of the calendar quarter immediately following the date of grant for four (4) consecutive calendar quarters, subject to continuous service as a director through each such vesting date. The prorated number of shares of restricted stock granted shall be determined based on the number of complete months remaining between the date of election or appointment and the next April 1st. Valuations shall be determined using the Fair Market Value (as defined in the RealPage, Inc. 2010 Equity Incentive Plan, as amended) of a share on the grant date.

Under the Restated Director Compensation Plan, an “independent director” is a director who is not employed by RealPage, Inc. or one of its subsidiaries.
On April 1, 2015, the Board adopted a Second Amendment to the Company’s 2010 Equity Incentive Plan (as amended and restated June 4, 2014) (the “Equity Incentive Plan Amendment”) in order to (i)  increase the value of the automatic annual award of restricted stock received by outside directors from $120,000 to $140,000, (ii) adjust the vesting of the annual restricted stock awards to occur 25% per quarter over four calendar quarters and (iii)  provide that the additional, prorated award of restricted stock granted to an independent director that is initially elected or appointed on any date other than April 1st shall be granted on the date of such election or appointment, rather than the following April 1st, and that the prorated number of shares to be granted be determined based on the number of complete months remaining between the date of election or appointment and the next April 1st, in each case consistent with the Restated Director Compensation Plan.
A copy of the Equity Incentive Plan Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to the RealPage, Inc. 2010 Equity Incentive Plan (as amended and restated June 4, 2014)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Stephen T. Winn
Stephen T. Winn Chief Executive Officer, President and Chairman

Date: April 7, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to the RealPage, Inc. 2010 Equity Incentive Plan (as amended and restated June 4, 2014)